SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2007 (May 11, 2007)

UNITED HERITAGE CORPORATION
(Exact name of Company as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)
200 North Loraine, Suite 400
Midland, Texas 79701
(Address of Principal Executive Offices)

432-686-2618
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2007, Mr. Franz A. Skryanz was appointed to serve as a member of the board of directors of United Heritage Corporation. Mr. Skryanz was also appointed to serve as Chairman of our Audit Committee. There is no arrangement or understanding between Mr. Skryanz and any other persons pursuant to which he was selected as a director.

Mr. Skryanz was a director of Xethanol Corporation, a publicly traded company, from August 2000 until his resignation in October 2006. He was appointed as Xethanol Corporation’s Secretary and Treasurer in February 2005 and currently serves as Treasurer and Assistant Secretary. Mr. Skryanz worked for more than five years with London Manhattan Securities, Inc. assisting in the development of international projects and managing accounting and administration of that company. Mr. Skryanz has also provided financial management, corporate secretary and treasury services to early-stage entrepreneurial companies. Prior to joining Xethanol, he served as Treasurer and Secretary of NETdigest.com, Inc., Chief Financial Officer of Cam Designs, Inc. and Chief Financial Officer and Treasurer of Nyros Telecom Services, Inc., a privately-held company with telecom ventures in Russia. Mr. Skryanz holds an M.B.A. from the University of Vienna, Austria and was an exchange student at Cambridge University, England and the University of Valencia, Spain.

There is no material plan, contract or arrangement to which Mr. Skryanz is a party or in which he participates that was entered into or amended in connection with his appointment to the board of directors and the Audit Committee, nor has there been any grant or award to Mr. Skryanz, or any modification to a grant or award, made in connection with his appointment.

Item 8.01       Other Events

On May 11, 2007 we were served with a temporary restraining order issued by the 413th District Court, Johnson County, Texas. The restraining order was obtained by Mr. Walter G. Mize, our former Chief Executive Officer, President and member of the board of directors. The temporary restraining order was issued in an action brought by Mr. Mize against Lothian Oil Inc., our largest shareholder, and Messrs, Kenneth Levy, Andrew Taylor-Kimmins and Bruce Ransom.

Until May 25, 2007, the date on which Mr. Mize’s request for an injunction will be heard by the court, we and our subsidiaries, UHC Petroleum Corporation and UHC New Mexico Corporation, are enjoined from wasting, destroying, selling, pledging, encumbering, transferring, assigning, or disposing of any of our assets, other than oil and gas production in the normal and ordinary course of our business. We are also prevented from declaring dividends or making distributions of any kind to our shareholders.

We intend to vigorously oppose the injunction on the basis that we are not a party to this dispute, which involves Mr. Mize, Lothian Oil Inc. and the three individuals.

Item 9.01       Financial Statements and Exhibits.

Exhibit 99.     Press Release
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED HERITAGE CORPORATION

Dated: May 17, 2007	By:	/s/ C. Scott Wilson
C. Scott Wilson, Chief Executive Officer